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                                                                    EXHIBIT 5.2


                        [Letterhead of O'Neill & Borges]

                                                              September 27, 1999

Telecomunicaciones de Puerto Rico, Inc.
Puerto Rico Telephone Company, Inc.
Celulares Telefonica, Inc.
1515 Franklin D. Roosevelt Avenue
Guaynabo, Puerto Rico 00968

            RE:  EXCHANGE OFFER

Ladies and Gentlemen:

     We have acted as special Puerto Rico counsel to Telecomunicaciones de Puerto Rico, Inc. (the "Company"), a corporation organized under the laws of the Commonwealth of Puerto Rico ("Puerto Rico"), Puerto Rico Telephone Company, Inc., and Celulares Telefonica, Inc., both of which are corporations organized under the laws of Puerto Rico (jointly, the "Guarantors"), in connection with the proposed exchange offer by the Company and the Guarantors of up to $300,000,000 aggregate principal amount of 6.15% Senior Notes due 2002, up to $400,000,000 aggregate principal amount of 6.65% Senior Notes due 2006 and up to $300,000,000 aggregate principal amount of 6.80% Senior Notes due 2009 issued by the Company (the "Exchange Notes"), which will be fully and unconditionally guaranteed by the Guarantors (the "Guarantees"), for the Company's issued and outstanding unregistered $300,000,000 aggregate principal amount 6.15% Senior Notes due 2002, $400,000,000 aggregate principal amount 6.65% Senior Notes due 2006 and $300,000,000 aggregate principal amount 6.80% Senior Notes due 2009 (the "Old Notes"), which are fully and unconditionally guaranteed by the Guarantors, as more fully described in the registration statement (the "Registration Statement") on Form S-4 filed by the Company and the Guarantors with the Securities and Exchange Commission in accordance with the requirements of the Securities Act of 1933, as amended (the "Act"). Unless the context otherwise requires, capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Registration Statement.

     We have examined the Registration Statement and certain of the exhibits thereto, including the Indenture, have reviewed originals or copies certified or otherwise identified to our satisfaction of such documents and records of the Company and the Guarantors and such other instruments and other certificates of public officials, officers and representatives of the Company and the Guarantors and such other persons, and have made investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

     In our examinations, we have assumed, without any independent investigation or verification of any kind, the legal capacity of all persons, the genuineness of all signatures, the


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Telecomunicaciones de Puerto Rico, Inc.
Puerto Rico Telephone Company, Inc.
Celulares Telefonica, Inc.
September 27, 1999
Page 2

authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of such documents, we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee.

     Based upon the foregoing, and subject to the assumptions and qualifications set forth herein, we are of the opinion that when the Exchange Notes are executed on behalf of the Company by the Chairman of the Board or the Chief Executive Officer of the Company, and by the Chief Financial Officer or the Treasurer or the Secretary or an Assistant Secretary of the Company, in the form filed as Exhibit A to the Indenture filed as Exhibit 4.1 to the Registration Statement, and authenticated by the Trustee in accordance with the Indenture, and duly issued and delivered by the Company and the Guarantors in exchange for an equal principal amount of Old Notes pursuant to the terms of the Exchange Offer as contemplated by the Registration Statement, the Exchange Notes and the Guarantees will have been duly authorized, executed and delivered and validly issued by the Company and the Guarantors.

     We are admitted to practice only in the Commonwealth of Puerto Rico and express no opinion as to any matters governed by any laws other than the laws of the Commonwealth of Puerto Rico. We note that the Indenture, the Exchange Notes and the Guarantees are governed by New York law and that we are therefore not expressing an opinion as to their enforceability.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the captions "Legal Matters" and "Tax Considerations" in the prospectus that is included in the Registration Statement. In giving these consents, we do not hereby admit that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.


     The opinion set forth herein is solely for your benefit in connection with the Registration Statement and the benefit of holders of Old Notes that exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer and for the benefit of the holders of Exchange Notes that acquire such Exchange Notes under the Registration Statement, and may not be relied upon for any other purpose or by any other person or entity without our prior express written consent.


                                         Cordially,

                                         O'Neill & Borges